Exhibit 23.1

SPECTOR, WONG & DAVIDIAN, LLP
Certified Public Accountants
1-(888) 584-5577
Fax (626) 584-6447

Harold Y. Spector, CPA                                                                                                           80 South Lake Avenue
Carol S. Wong, CPA                                                                                                           Suite 723
Pasadena, CA  91101

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2009, relating to the consolidated financial statements and financial schedule of MotivNation, Inc. and subsidiaries, which appears in MotivNation, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Spector, Wong & Davidian, LLP
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Spector, Wong & Davidian, LLP
Pasadena, California
September 18, 2009